EXHIBIT 99-1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

     I, Anthony F. Earley, Jr., state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of DTE Energy Company, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered reports, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	December 31, 2001 Annual Report on Form 10-K of DTE Energy Company;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of DTE Energy Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Anthony F. Earley, Jr. Anthony F. Earley, Jr.	Subscribed and sworn to before me this 12th day of August 2002.
Chairman, President, Chief Executive
and Chief Operating Officer
August 12, 2002	/s/ Bernadette E. Wilson
Notary Public

My Commission Expires:

12/7/2005
Bernadette E. Wilson Notary Public Wayne Co., MI My Commission Expires Dec 7, 2005